UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2006

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

࿳ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
࿳ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
࿳ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))
࿳ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Retirement of Director; Retirement of Officer.

On December 7, 2006, Daniel T. Cannon announced that he will retire from the Board of Directors of Shore Bancshares, Inc. (the “Company”) and as Executive Vice President of the Company and as President and Chief Executive Officer of The Centreville National Bank of Maryland (the “Bank”), a wholly-owned subsidiary of the Company, effective January 1, 2007. Mr. Cannon will continue to serve on the Bank’s Board of Directors until his successor is duly elected and qualifies.

The Bank’s Board has begun its search for Mr. Cannon’s replacement. Carol I. Brownawell, 42, will serve as the interim Chief Executive Officer of the Bank beginning January 1, 2007 and until the Bank’s Board names a permanent replacement. Ms. Brownawell is the Secretary of the Company, a position she has held since 2000, and Executive Vice President and Chief Financial Officer of the Bank, positions she has held since 1997.

(e) Entry into Severance Agreement; Termination of Employment Agreement.

The Company, the Bank and Mr. Cannon are currently parties to an employment agreement dated November 30, 2000, which will continue through December 31, 2006 (see Appendix XIII of Exhibit 2.1 to the Company's 8-K filed on July 21, 2000).

In connection with Mr. Cannon’s retirement announcement, the Company, the Bank and Mr. Cannon entered into an Employment Termination Agreement (the “Termination Agreement”), a copy of which is filed herewith as Exhibit 10.1. The Termination Agreement requires Mr. Cannon to provide up to 20 hours per month of transition services between January 1, 2007 and May 31, 2007 and up to 10 hours per month of transition services thereafter until December 31, 2008, as and when requested by the Company. As severance benefits, Mr. Cannon will receive $205,000 during each of 2007 and 2008 (for a total of $410,000), paid in accordance with the Bank’s normal payroll practices, subject to any waiting period required by law. The Termination Agreement provides that Mr. Cannon’s retirement will not effect his vested benefits under his Director Indexed Fee Continuation Plan Agreement, as amended, and a related Life Insurance Endorsement Method Split Dollar Plan Agreement, both originally dated January 7, 1999 (copies of which are filed herewith as Exhibits 10.2 and 10.3, respectively), or his Supplemental Executive Retirement Plan Agreement, as amended (see Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003) and its related Life Insurance Endorsement Method Split Dollar Plan Agreement (see Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003), both dated January 1, 1999. The Termination Agreement prohibits Mr. Cannon, until December 7, 2009, from serving as a director, an officer, or an employee of, or a consultant to, any federal or state financial institution operating in Queen Anne’s, Kent, Caroline, Talbot, Dorchester or Anne Arundel Counties in Maryland or in Kent County, Delaware that is unaffiliated with the Company.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit 10.1	Employment Termination Agreement dated December 7, 2006 among Shore Bancshares, Inc., Centreville National Bank of Maryland and Daniel T. Cannon (filed herewith).

Exhibit 10.2	Director Indexed Fee Continuation Plan Agreement dated January 7, 1997 by and between Centreville National Bank of Maryland and Daniel T. Cannon, as amended (filed herewith).

Exhibit 10.3	Form of Centreville National Bank Life Insurance Endorsement Split Dollar Plan Agreement dated January 7, 1997 (filed herewith).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: December 11, 2006
By:  /s/ W. Moorhead Vermilye

W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Termination Agreement dated December 7, 2006 among Shore Bancshares, Inc., Centreville National Bank of Maryland and Daniel T. Cannon (filed herewith).
10.2	Director Indexed Fee Continuation Plan Agreement dated January 7, 1997 by and between Centreville National Bank of Maryland and Daniel T. Cannon, as amended (filed herewith).
10.3	Form of Centreville National Bank Life Insurance Endorsement Split Dollar Plan Agreement dated January 7, 1997 (filed herewith).